Exhibit 99.1

Oxford Resource Partners, LP Chuck Ungurean, CEO & President November 18, 2010

2 Forward-Looking Statements, Risk Factors and Non-GAAP Financial Measures Some of the information in this presentation may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue," or other similar words. These statements discuss future expectations, contain projections of financial condition or of results of operations, or state other "forward-looking" information. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our prospectus dated July 13, 2010. Forward-looking statements are not guarantees of future performance or an assurance that our current assumptions or projections are valid. Actual results may differ materially from those projected. You are strongly encouraged to closely consider the additional disclosures contained in our prospectus, including the risk factors beginning on page 23 thereof. You may access a copy of our prospectus at www.oxfordresources.com. From time to time in our presentations, we present Adjusted EBITDA, a non-GAAP financial measure that we use in our business as it is an important supplemental measure of our performance. We believe Adjusted EBITDA provides useful information to investors to assess (i) our financial performance without regard to financing methods, capital structure or income taxes; (ii) our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our unitholders and our general partner; (iii) our compliance with certain financial covenants applicable to our credit facility; and (iv) our ability to fund capital expenditure projects from operating cash flow. Adjusted EBITDA represents net income (loss) attributable to our unitholders before interest, taxes, DD&A, gain from purchase of business, contract termination and amendment expenses, net, amortization of below-market coal sales contracts, non-cash equity compensation expense, non-cash gain or loss on asset disposals and the change in the fair value of our future ARO. Adjusted EBITDA should not be considered an alternative to net income (loss) attributable to our unitholders, income from operations, cash flows from operating activities or any other measure of performance presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income (loss) attributable to our unitholders, income from operations and cash flows, and these measures may vary among other companies. Therefore, Adjusted EBITDA as presented in this presentation may not be comparable to similarly titled measures of other companies.

Leading Producer of Surface Mined Coal in NAPP / ILB

- Diverse asset base with 8 mining complexes comprised of 18 individual mines
- 92 million tons of reserves located in eastern Ohio (NAPP) and western Kentucky (ILB)
- Current annual run-rate production of ~8 mt of thermal coal
- Strategically located in close proximity to customers in 6-state region
- Among lowest cost producers in region
- Over 800 non-union employees
- Company and predecessors operating since 1985

Northern App (NAPP)
- 7 complexes
- 14 mines
- ~6 mt annual production


IL
IN
OH
PA
WV
KY

Illinois Basin (ILB)
- 1 complex
- 4 mines
- ~2 mt annual production

Oxford Resource Partners

3
Reliability Matters

4 Strategic Regional System of Assets 84% 96% 48% 93% 47% 93% Red figures indicate percentage of electric generation from coal (data as of 12/31/09). Source: EIA and J.T. Boyd. % of Electric Generation from Coal

5 Our Region Expected to Offset CAPP Declines Central Appalachia ("CAPP") steam coal supply declines due to: Regulatory / permitting environment Increased operating costs Reserve depletion Increasingly complex geology Increased exports Steam-to-met switching Regional Production Forecasts CAPP Coal Shipments to Power Plants Source: EIA and J.T. Boyd. (Tons in millions) Down 54% Up 36% Up 43%

6 Our Long-Term Growth Strategy Current Operations Targeting 60 million tons of reserves in NAPP and ILB Reserve Acquisition Methodology Prudently Grow Distribution Year-to-date through September 30, 2010, we have acquired 7.4 million tons of proven and probable coal reserves compared to raw production of 5.8 million tons, or a reserve replacement ratio of 128%

7 Phoenix Coal: Our Entry into ILB Acquired in western Kentucky from Phoenix Coal on September 30, 2009 Provided us with entry into ILB Surface mineable reserves 24.6 million tons of coal reserves* Production of 0.4 million tons during each of the last four quarters Received 7.3 million ton Rose-France permit in late September, 55% target levels in Q4 2010 and full production by the end of Q1 2011 Strategic transportation asset Application of our operating philosophy from NAPP to ILB operations Add larger scale equipment Improve worker productivity Eliminate excess overhead Improve productive capacity Overview Kentucky Mining Operations * Includes approximately 5 million tons acquired subsequent to the Phoenix Coal acquisition.

Conclusion NAPP and ILB will be the key growth avenues for coal over the next few years due to: Relatively favorable permitting environment Transportation advantage Continued scrubber build-out increasing market for NAPP/ILB coal Given CAPP's headwinds, growth outside the PRB will naturally come from NAPP / ILB 8

Oxford Resource Partners, LP NYSE: OXF ir@oxfordresources.com www.oxfordresources.com 9